Exhibit 99.1

N E W S    R E L E A S E

Media Contact:	Investor Contact:
Wendy Davis Johnson	Michael Russell
Corporate Communications	Investor Relations
441 278 3711 or 441 300 3719	210.321.8555

EXECUTIVE APPOINTMENTS ANNOUNCED AT ARGO GROUP

HAMILTON, Bermuda (Oct. 31, 2007) – Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products in niche areas of the property and casualty market, today announced a number of executive appointments in its US and international operations.

In Argo Group’s U.S. operations, the following employees have been promoted:

•

Dale Pilkington to President of Argo Group’s US operations, effective immediately. Mr. Pilkington, an insurance industry veteran with almost 30 years’ experience, was President of Argo’s Excess & Surplus (E&S) Lines business segment and for five years has been President of Colony Insurance, a unit of Argo’s E&S segment. Reporting to Argo Group President and Chief Executive Officer Mark E. Watson III, Mr. Pilkington will be responsible for all aspects of the organization’s US retail and wholesale operations and will oversee the search for a new president of the E&S segment.

•

Bill Meisen to President of Grocers Insurance and Great Central, two operating units of Argo Group whose administrative functions have been integrated for improved customer service. Mr. Meisen will work with the management of Grocers and Great Central to identify additional product development opportunities that will meet the needs of the niche retail markets that Argo Group serves.

The following positions have been established In Argo Group’s International Specialty segment:

•	Matthew Wilken will join Argo Group in March 2008, as Chief Underwriter of Peleus Re, Argo Group’s Bermuda-based reinsurance subsidiary.

•	Michael Cornish has been appointed to the position of Underwriter/Marketing Officer at Peleus Re.

Mr. Wilken and Mr. Cornish will report directly to Andrew Carrier, who was announced as President of Peleus Re in August of this year and together will work to develop Peleus’ book of business, which includes specialty property catastrophe reinsurance, property per risk reinsurance and casualty reinsurance products and services.

“These appointments in our US and international operations represent the ongoing alignment of our management team at Argo Group with our development as an international specialty underwriter,” said Mr. Watson.

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Argo Group International Holdings, Ltd. 110 Pitts Bay Road, Pembroke, HM 08 Bermuda Phone 441.296.5858

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Executive Appointments Announced

“With the shift in our base of operations to Bermuda, having someone of Dale Pilkington’s caliber to guide and direct the growth of our U.S. business is a natural choice. Dale enjoys well-deserved respect and admiration throughout Argo Group as well as the insurance industry, and his new role is tailor-made to leverage his considerable leadership and technical skills. In the coming weeks, Dale will continue to develop his management team in the U.S. and I look forward to receiving his recommendations in this regard.

“I want to take this opportunity to express my sincere appreciation to Greg Vezzosi, who is leaving his position as Chief Operating Officer at our US operations to pursue other interests. Greg, who will assist in transitioning job duties through the end of the year, has overseen an in-depth examination of our work processes and as a result, Argo has realized not only increased cost efficiency throughout our organization but also improved customer service delivery.

“I am pleased to welcome Bill Meisen to the senior management team of Argo Group. As with Dale’s promotion to president, Bill’s new responsibilities reflect the confidence I have in his ability to deliver on Argo’s promise of superior service and innovative products to the clients of our E&S and retail segments.

“As far as our International Specialty segment is concerned, the core team at Peleus Re is now in place with the appointment of Matthew Wilken and Mike Cornish. Under Andrew Carrier’s leadership, we will be well-positioned for January 1 renewals as well as the development of new business.

“The executive team which emerges from these promotions and appointments strengthens Argo Group’s position in the marketplace as a leading international specialty underwriter. Together, we are committed to achieving sustained profitability through the partnerships we have established with our shareholders, customers and employees.”

BIOGRAPHIES

Dale Pilkington

Dale Pilkington joined Argonaut Group in October 2002 as President and CEO of Colony Insurance. In November 2006, he was promoted to president of Argonaut’s Excess and Surplus (E&S) Lines segment while continuing to retain his position as head of Colony. Prior to their acquisition by Argonaut, Mr. Pilkington was Chief Underwriting officer of Front Royal Group from 1994 to 2002 and Vice President – Underwriting at Waite Hill from 1993 to 1994.

Mr. Pilkington began his career in insurance in 1978 when he joined General Reinsurance Corp as facultative casualty underwriter. In 1983, he left General Re to work at E. H. Crump - Crump London Underwriting Management, where as Underwriting Officer he focused on excess liability and product development. In 1984, he established Pilkington Brothers, a retail insurance operation specializing in medical and non-medical professional liability and general property and casualty business. 11 years later, he accepted an offer to join Waite Hill.

Mr. Pilkington holds a Bachelor of Arts degree in Business with a major in Accounting from the University of South Florida. He has successfully completed executive training courses in finance and development for fast growing companies at Harvard and Stanford business schools.

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Argo Group International Holdings, Ltd. 110 Pitts Bay Road, Pembroke, HM 08 Bermuda Phone 441.296.5858

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Executive Appointments Announced

Bill Meisen

Bill Meisen has 20 years’ experience in the insurance industry. Prior to joining Grocers as President in 1999, Mr. Meisen served in the capacities of Vice President and Chief Claims Officer of Design Professionals Insurance Company (DPIC) and later served as DPIC’s President. Prior to DPIC, he spent 10 years with Lawyers’ Mutual Insurance Company of California as head of claims.

Mr. Meisen has been published in Grocery Headquarters magazine and National Underwriter magazine. He frequently speaks on the professional liability lecture circuit, addressing risk management and alternative dispute resolution techniques.

Mr. Meisen graduated from California State University, Northridge, with a Bachelor’s Degree in Business Administration and a minor in Finance.

Matthew Wilken

With 16 years’ experience at R.J. Kiln & Co., Matthew Wilken most recently held the position of Deputy Underwriter in Kiln’s reinsurance division. For the past eight years, he has been responsible for developing and underwriting Kiln’s newly formed Worldwide Retrocession Account.

His experience at Kiln also included underwriting in the Property Facultative Division with a special focus on international property, political risks and agricultural/crop accounts.

Since 1994, Mr. Wilken had responsibility for reinsurance treaty underwriting focusing on the international markets, specifically the UK, Japan & Asia, Australasian, Canadian, South American and South African markets.

Mr. Wilken is a graduate of Queen Mary College, University of London (Physics with Business Studies). He holds the Lloyd’s Market Certificate, the Professional Insurance Qualification from Associate of Insurance Institute (ACII) and the Diploma in Management from Henley Management College.

Michael Cornish

Mr. Cornish was employed for nine years with R.J. Kiln & Co. and for the past five years has been Underwriter, Reinsurance Division of Syndicates 510, 557 and 8510, writing Caribbean property excess of loss book as well as North American property reinsurance with particular emphasis on regional accounts.

At kiln, Mr. Cornish was also responsible for developing aggregate accumulation controls and Kiln’s risk modelling capabilities as well as projection and forecasting on an annual and year of account basis for particular classes and management of U.S. and Caribbean catastrophe losses.

He is a graduate of Southampton University with an Honours degree in Economics and Sociology and holds the Associate of Insurance Institute (ACII) professional certification.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Headquartered in Bermuda, Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market. Argo Group offers a full line of high-quality products and services designed to meet the unique coverage and claims handling needs of businesses in three primary segments: Excess and Surplus Lines, Select Markets, and International Specialty. Information on Argo Group and its subsidiaries is available at www.argolimited.com.

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Argo Group International Holdings, Ltd. 110 Pitts Bay Road, Pembroke, HM 08 Bermuda Phone 441.296.5858